                                                                  EXHIBIT NO. 11




                     THE MAXIM GROUP, INC. AND SUBSIDIARIES

             Computation of Primary and Fully Diluted Earnings Per
                       Common and Common Equivalent Share

                                                                Three Months Ended
                                                            October 31,   September 30,
                                                           ----------------------------
                                                               1996         1995
                                                               ----         ----
Primary
-------
Net (loss) earnings applicable to common
  and common equivalent shares
                                                          $ (1,112,102)  $ 1,867,140
                                                          ------------   -----------
Shares:
  Weighted average number of common
   shares outstanding                                       13,425,995    13,246,435

  Shares issuable from assumed exercise
   of options and warrants                                        -          280,946
                                                          ------------   -----------

  Weighted average number of common shares and
   common share equivalents assuming average
   market price for period                                  13,425,995    13,527,381
                                                          ------------   -----------

  Primary (loss) earnings per common and common
   equivalent share                                       $       (.08)  $       .14
                                                          ============   ===========

Fully Diluted
-------------
Net (loss) earnings applicable to common
  and common equivalent shares                            $ (1,112,102)  $ 1,867,140
                                                          ------------   -----------

Shares:
  Weighted average number of common
   shares outstanding                                       13,425,995    13,246,435

  Shares issuable from assumed exercise
   of options and warrants                                         -         280,946
                                                          ------------   -----------

  Weighted average number of common shares and
   common share equivalents at higher of ending
   or average market price for period                       13,425,995    13,527,381
                                                          ------------   -----------

  Fully diluted (loss) earnings per common and common
   equivalent share                                       $       (.08)  $       .14
                                                          ============   ===========


1.   Common equivalent shares represent stock options granted to key employees and directors,and redeemable common stock purchase warrants.

                                                                  EXHIBIT NO. 11



                     THE MAXIM GROUP, INC. AND SUBSIDIARIES

             Computation of Primary and Fully Diluted Earnings Per
                       Common and Common Equivalent Share


                                                          Nine Months Ended
                                                  October 31,         September 30,
                                                 ------------------------------------
                                                       1996               1995
                                                       ----               ----
Primary
-------
Net earnings applicable to common
  and common equivalent shares
                                                      $     47,805       $  6,346,281
                                                      ------------       ------------
Shares:
  Weighted average number of common
   shares outstanding                                   13,364,169         13,247,314

  Shares issuable from assumed exercise
   of options and warrants                                 426,340            298,447
                                                      ------------       ------------

  Weighted average number of common shares and
   common share equivalents assuming average
   market price for period                              13,790,509         13,545,761
                                                      ------------       ------------

  Primary earnings per common and common
   equivalent share                                   $        .00       $        .47
                                                      ============       ============

Fully Diluted
-------------
Net earnings applicable to common
  and common equivalent shares                        $     47,805       $  6,346,281
                                                      ------------       ------------

Shares:
  Weighted average number of common
   shares outstanding                                   13,364,169         13,247,314

  Shares issuable from assumed exercise
   of options and warrants                                 426,340            298,447
                                                      ------------       ------------

  Weighted average number of common shares and
   common share equivalents at higher of ending
   or average market price for period                   13,790,509         13,545,761
                                                      ------------       ------------
  Fully diluted earnings per common and common
   equivalent share                                   $        .00       $        .47
                                                      ============       ============


Common equivalent shares represent stock options granted to key employees and directors, and redeemable common stock purchase warrants.